HARRY ELIAS
PARTNERSHIP

Harry Elias Partnership LLP
SGX Centre 2, #17-01
4 Shenton Way
Singapore 068807

T: +65 6535 0550
F: +65 6438 0550
www.harryelias.com

We do not accept service
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VS Media Holdings Limited
Maples Corporate Services (BVI) Limited
Kingston Chambers, PO Box 173
Road Town, Tortola, British Virgin Islands

Date: 07 August 2023
Your ref:
Our ref:
Direct: +65 6361 9846
Email: kennedychen@harryelias.com

Attn: VS Media Holdings Limited

(BY EMAIL ONLY)

Dear Sirs

Legal Opinion on Certain Singapore Legal Matters (the "Matter")

1. We are qualified lawyers of the Republic of Singapore ("**Singapore**") and as such are qualified to issue this opinion on the laws and regulations of Hong Kong effective as of the date hereof.

2. We were engaged as Singapore counsel to VS Media Holdings Limited (the "**Company**"), a company incorporated under the laws of the British Virgin Islands and limited by shares, and its indirect wholly-owned subsidiary established in Singapore ("**SG Subsidiary**") in connection with the Company's registration statement on Form F-1, including all amendments or supplements thereto (the "**Registration Statement**"), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended, and the rules and regulations promulgated thereunder (the "**Rules**"), relating to the initial public offering (the "**Offering**") by the Company of its Ordinary Shares (the "**Ordinary Shares**") and listing of the Company's Ordinary Shares on the NASDAQ Capital Market (the "**NASDAQ**") as well as the registration for resale of Ordinary Shares held by certain Selling Shareholders (as defined in the Registration Statement and named in the same). We have been requested to give this Opinion as to the matters set forth below.

I. Assumptions

In rendering this opinion, we have assumed without independent investigation the following (the "**Assumptions**"):-

(a) All signatures or seals (as applicable) are genuine, each signature on behalf of a party thereto is that of a person duly authorised by such party to execute the same, all documents (the "**Documents**") submitted to us in relation to the Matter as originals (if any) are authentic, and all documents submitted to us as photostatic copies conform to the originals (a list of the Documents are set out in Annex A);

(b) Each of the parties (other than the SG Subsidiary) to the Documents, (a) if a legal person or other entity, is duly organised and is validly existing in good standing under the laws of its jurisdiction of organisation and/or incorporation; or (b) if an individual, has full legal capacity; each of them, has full power and authority to execute, deliver and perform its/her/his obligations under such documents to which it is a party in accordance with the laws of its jurisdiction of organisation or incorporation or the laws that it/she/he is subject to;

(c) The Documents remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocations or termination has occurred, with respect to any of such Documents after they were submitted to us for the purposes of this opinion;

(d) The accuracy and completeness of all factual representations, whether via oral or written instructions, provided by the Company and/or the SG Subsidiary to us;

(e) The information disclosed by company searches and/or other public searches in Singapore provided to us by the Company are accurate and complete as at the time of this Opinion and conforms to records maintained by the Company and/or the SG Subsidiary, and that such searches would not fail to disclose any information which had been filed with or delivered to the Singapore Accounting and Corporate Regulatory Authority ("**ACRA**") and/or any other relevant bodies but had not been processed at the time when the relevant searches were conducted;

(f) The laws of jurisdictions other than Singapore which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(g) The instructions and information provided by the Company and/or the SG Subsidiary are true and accurate;

(h) There has been no change in the information contained in the latest records of the Company and the SG Subsidiary and/or any other relevant company under ACRA or any other relevant companies registry of other jurisdictions made up to the issuance of this opinion;

(i) The accuracy, completeness and correctness of the tax opinion in Annex B; and

(j) As instructed by the Company and the SG Subsidiary, the SG Subsidiary has neither past nor present business activities.

II. Opinions

Subject to the Assumptions and Qualifications (defined below), we are of the opinion that:-

(a) The SG Subsidiary is validly existing and duly incorporated under the laws of Singapore. No material non-compliance with the laws of Singapore has been found in respect of the SG Subsidiary's business operations based on oral representations made by the SG Subsidiary and/or the Documents which would materially and adversely affect the SG Subsidiary's business operations. The SG Subsidiary is not involved in any material legal proceedings or any legal, governmental, arbitrative proceedings, actions, decisions, demands or orders before any competent court, government agency or arbitration body in Singapore based on the Litigation Searches (as defined in Annex A);

(b) Based on the Documents provided to us, the allotment and issue of shares of the SG Subsidiary effected prior to this date are valid and legal, and there are no liens, charges and encumbrances on such shares;

(c) The statements set forth in the Registration Statement under the caption "Regulations" and "Enforceability of Civil Liabilities", insofar as such statements purport to describe or summarise Singapore legal matters currently in effect at the date of this opinion stated therein as at the date hereof, are true and accurate in all

material respects, and represent a fair and accurate summary in all material respects of the Singapore legal matters stated therein as at the date hereof; and

(d) The accuracy and correctness of the statements set forth in the Registration Statement under the caption "Singapore Taxation" are subject to the tax opinion in Annex B and accordingly we express no other opinion as to the correctness or accuracy of the tax opinion other than that as opined in Annex B.

III. Qualifications

The opinion expressed above is subject to the following qualifications ("**Qualifications**"):-

(a) Our opinion is limited to the laws of Singapore and of general application on the date hereof or as expressly stated. We have not made investigation of, and do not express or imply any view on, the laws of any jurisdiction other than Singapore, and accordingly express or imply no opinion, whether directly or indirectly, on the laws of any jurisdiction other than Singapore;

(b) The laws of Singapore referred to herein are the laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect;

(c) Our opinion is subject to the effects of (including without limitation effects that are similar to) (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, public policy, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defences, or calculation of damages; and (d) the discretion of any competent Singapore legislative, administrative or judicial bodies in exercising their authority in Singapore;

(d) This opinion is issued based on the laws of Singapore that are currently in effect. For matters which are not explicitly provided for under the laws of Singapore, the future interpretation, implementation and application of the specific requirements under the laws of Singapore are subject to the final discretion of competent Hong Kong legislative, administrative and judicial authorities, and there can be no assurance that the government agencies will not ultimately take a view that is contrary to our opinion stated above;

(e) We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations (both oral and written) of responsible officers of the Company, the SG Subsidiary, relevant governmental and regulatory authorities, and public searches conducted in Singapore and such matters of facts and the legal conclusions drawn therefrom are subject to any limitation, disclaimers or qualifications therein, and that they are further subject to and limited by the documents and information made available to us, including without limitation the SG Subsidiary's internal records, employment records, corporate records, and other documents which may not be a complete and accurate representation or record of the matters contained therein;

(f) This opinion is intended to be used in the context which is specifically referred to herein. It should be read as a whole and each paragraph of this opinion should not be read independently;

(g) This opinion is strictly strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein;

(h) We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company and/or the SG Subsidiary or the rendering of this opinion, particularly we have not verified and do not purport to verify the identities of any of the Selling Shareholders;

(i) We express no opinion on public international law or on the rules of or promulgated under any treaty or by any treaty organization, or on any taxation laws of any jurisdiction (including Singapore).

(j) We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully

Harry Elias Partnership LLP

Enc.

Annex A: The Documents

1. ACRA Business Profile of the SG Subsidiary dated 7 August 2023
2. ACRA Electronic Register of Members of the SG Subsidiary dated 7 August 2023
3. ACRA Certificate of good standing of the SG Subsidiary dated 7 August 2023
4. The First Board and Shareholders Resolutions of the SG Subsidiary upon incorporation of the SG Subsidiary and the issuance and allotment of shares upon incorporation dated 31 July 2019
5. Share Certificate of the SG Subsidiary dated 23 July 2019 and numbered "1"
6. Director service agreement between Philip Erik Kitcher and the SG Subsidiary.
7. Results of the following:

(i) litigation and winding up searches conducted on each Singapore Subsidiary made on the public records of the Supreme Court and State Courts (as the case may be) of Singapore in respect of litigation and winding up proceedings filed during the years 2020, 2021, 2022 and 2023 (where applicable) (up to the date of this Opinion) ("**Singapore Subsidiary Court Searches**"); and

(ii) litigation and bankruptcy searches conducted on Wong Nga Fan and Kitcher Philip Erik (collectively, the "**Directors**") made on the public records of the Supreme Court and State Courts (as the case may be) of Singapore in respect of litigation and bankruptcy proceedings filed during the years 2020, 2021, 2022 and 2023 (where applicable) (up to the date of this Opinion) ("**Directors Court Searches**").

(the Singapore Subsidiaries Court Searches and the Directors Court Searches shall collectively be referred to as the "**Litigation Searches**")

Equifis ASSOCIATES PTE. LTD.
Taxations • Fiscal Governance

Equifis Associates Pte. Ltd.
Company Number: 201302751D
104 Prinsep Street
Singapore 188653

www.equifis.com

Email: info@equifis.com
Telephone: +65 98808678

Our Ref: CHK/HEP
Your Ref:

07 August 2023

Harry Elias Partnership LLP
[By Email]

Attention: Harry Elias Partnership LLP

Dear Sirs or Madams

TAX OPINION ON CERTAIN SINGAPORE TAX MATTERS

We (EQUIFIS) issue this Tax Opinion on the tax laws and regulations of Singapore effective as of the date hereof.

We were engaged as tax advisers by Harry Elias Partnership LLP ("**HEP**").

In turn, HEP was engaged as Singapore counsel to VS Media Holdings Limited (the "**Company**"), a company incorporated under the laws of the British Virgin Islands and limited by shares, and its indirect wholly-owned subsidiary established in Singapore ("**SG Subsidiary**") in connection with the Company's registration statement on Form F-1, including all amendments or supplements thereto (the "**Registration Statement**"), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended, and the rules and regulations promulgated thereunder (the "**Rules**"), relating to the initial public offering (the "Offering") by the Company of its Ordinary Shares (the "**Ordinary Shares**") and listing of the Company's Ordinary Shares on the [NASDAQ Capital] Market (the "**NASDAQ**") as well as the registration for resale of Ordinary Shares held by certain Selling Shareholders (as defined in the Registration Statement and named in the same).

We have been requested to give this Tax Opinion as to the matters set forth below.

A. Assumptions

For the purpose of giving this Tax Opinion, we have been instructed that the SG Subsidiary has neither past nor present business activities.

In rendering this Tax Opinion, we are not required to render our Tax Opinion by any review of, or reference to, any detail or transaction relating to the SG Subsidiary nor any entity (including any Selling Shareholder); and hence we have not been provided with any detail or transaction relating to the SG Subsidiary nor any entity (including any Selling Shareholder) to review or reference.

B. Tax Opinion

Subject to the Assumptions and Qualifications (defined below), we are of the opinion that:-

(i) The statements set forth in the Registration Statement under the caption "**Singapore Taxation**" are true and accurate in all material respects and that such statements constitute our Tax Opinion.

C. Qualifications

The Tax Opinion expressed above is subject to the following qualifications ("**Qualifications**"):-

(i) Our Tax Opinion is limited to the tax laws of Singapore and of general application on the date hereof. We have not made investigation of, and do not express or imply any view on, the laws of any jurisdiction other than the tax laws of Singapore, and accordingly express or imply no opinion, whether directly or indirectly, on the laws of any jurisdiction other than tax laws of Singapore;

(ii) The tax laws of Singapore referred to herein are the tax laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such tax laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect;

(iii) Our Tax Opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defences, or calculation of damages; and (d) the discretion of any competent Singapore legislative, administrative or judicial bodies in exercising their authority in Singapore;

(iv) This Tax Opinion is issued based on the tax laws of Singapore that are currently in effect. For matters which are not explicitly provided for under the tax laws of Singapore, the future interpretation, implementation and application of the specific requirements under the tax laws of Singapore are subject to the final discretion of competent Singapore legislative, administrative and judicial authorities, and there can be no assurance that the government agencies will not ultimately take a view that is contrary to our opinion stated above;

(v) This Tax Opinion is intended to be used in the context which is specifically referred to herein. It should be read as a whole and each paragraph of this Tax Opinion should not be read independently; and

(vi) This Tax Opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The Tax Opinion expressed herein is rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the Tax Opinion expressed herein.

We hereby consent to the use of this Tax Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully

EquifisAssociates

Equifis Associates Pte. Ltd.
Chow Hoe Keong, Director
ATP (Income Tax & GST)